                                                                   EXHIBIT 99.1

                             LETTER OF TRANSMITTAL

                               OFFER TO EXCHANGE

                         6.95% EXCHANGE NOTES DUE 2005
                     FOR OUTSTANDING 6.95% NOTES DUE 2005

                         7.15% EXCHANGE NOTES DUE 2007
                     FOR OUTSTANDING 7.15% NOTES DUE 2007

                         7.70% EXCHANGE NOTES DUE 2028
                     FOR OUTSTANDING 7.70% NOTES DUE 2028

                                      OF

                      SECURITY CAPITAL GROUP INCORPORATED

             PURSUANT TO THE PROSPECTUS DATED              , 1998

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

Deliver all Notices of Guaranteed Delivery and notices of withdrawal to:
State Street Bank and Trust Company, the Exchange Agent for the Exchange
Offer:

              By Mail:                        By Overnight Courier or Hand:
 State Street Bank and Trust Company       State Street Bank and Trust Company
      Corporate Trust Division                  Corporate Trust Division
            P.O. Box 778                         Two International Place
        Boston, MA 02102-0078                       Boston, MA 02110
         Attn: Kelly Mullen                        Attn: Kelly Mullen
    (registered or certified mail
            recommended)

                    By Facsimile for Eligible Institutions:

                                (617) 664-5395
                    (Confirm by Telephone: (617) 664-5587)

  DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  TENDERS OF OLD NOTES FOR EXCHANGE MUST COMPLY WITH THE PROCEDURES SET FORTH HEREIN TO CONSTITUTE A VALID TENDER.

  The undersigned acknowledges receipt of the Prospectus, dated
  , 1998 (the "Prospectus"), of Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), which, together with this Letter of Transmittal, as it may be amended from time to time (this "Letter"), describes Security Capital's offer (the "Exchange Offer") to exchange (i) $1,000 principal amount of Security Capital's 6.95% Exchange Notes due 2005 (the "New 2005 Notes") for each $1,000 principal amount of Security Capital's outstanding 6.95% Notes due 2005 (the "Old 2005 Notes"); (ii) $1,000 principal amount of Security Capital's 7.15% Exchange Notes due 2007 (the "New 2007 Notes") for each $1,000 principal amount of Security Capital's outstanding 7.15% Notes due 2007 (the "Old 2007 Notes"); and (iii) $1,000 principal amount of Security Capital's 7.70% Exchange Notes due 2028 (the "New 2028 Notes" and, together with the New 2005 Notes and the New 2007 Notes, the "New Notes") for each $1,000 principal amount of Security Capital's outstanding 7.70% Notes due 2028 (the "Old 2028 Notes" and, together with the Old 2005 Notes and the Old 2007 Notes, the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and this Letter.

  The New Notes will evidence the same debt as the Old Notes and will be issued and entitled to the same benefits under the Indenture, dated June 18, 1998 (the "Indenture"), from Security Capital to State Street Bank and Trust Company, as trustee (the "Trustee"), relating to the Old Notes. The terms of the New Notes are identical in all material respects (including principal amount, interest rate, maturity and ranking) to the terms of the Old Notes for which they are exchanged, except that the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not be subject to the existing restrictions on transfer of the Old Notes, but will be freely transferable by their holders, except as described in the Prospectus under "The Exchange Offer--Resale of New Notes." In addition, the New Notes will not have the registration rights and related terms providing for an increased interest rate if Security Capital defaults in its registration obligations which are applicable to the Old Notes. See "The Exchange Offer--Purpose of the Exchange Offer" in the Prospectus.

  Holders who exchange their Old Notes for New Notes in the Exchange Offer will receive interest accrued on their Old Notes from June 23, 1998, the date of issuance of the Old Notes, to the date of consummation of the Exchange Offer (the "Exchange Date"), together with interest accrued on their New Notes from the Exchange Date, in the first interest payment on the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on December 15, 1998 (the first interest payment date for the Old Notes and the New Notes) which they would have received had they not accepted the Exchange Offer. Old Notes tendered and accepted for exchange will cease to accrue interest from and after the Exchange Date. See "Description of Notes--Principal, Maturity and Interest" in the Prospectus.

  Notwithstanding anything to the contrary in the registration rights agreement, dated June 23, 1998 (the "Registration Rights Agreement"), among Security Capital and the initial purchasers (the "Initial Purchasers") of Old Notes, Security Capital will accept for exchange any and all Old Notes which are validly tendered before 5:00 p.m., New York City time, on the Expiration Date and not withdrawn. Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. See Instruction 4 below. Tenders of Old Notes will be accepted only in denominations of $1,000 and integral multiples thereof. See "The Exchange Offer--Terms of the Exchange Offer" in the Prospectus and Instruction 5 below.

  The term "Expiration Date" means               , 1998, unless the Exchange
Offer is extended by Security Capital in its sole discretion, in which case the term "Expiration Date" will mean the latest date to which the Exchange Offer is extended. Security Capital expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby to delay accepting any Old Notes for exchange, by giving oral or written notice of the extension to State Street Bank and Trust Company (the "Exchange Agent") and notice of the extension to the holders by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by Security Capital. See "The Exchange Offer--Expiration Date" in the Prospectus.

  To validly tender Old Notes in the Exchange Offer, the holder must tender those Old Notes pursuant to the procedures for book-entry transfer described below in the Instructions contained in this Letter and a book-entry confirmation, including an Agent's Message (as hereinafter defined), must be received by the Exchange Agent before 5:00 p.m. New York City time, on the Expiration Date, unless the guaranteed delivery procedures described below in the Instructions contained in this Letter are complied with. See Instructions 1 and 2 below.

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, Security Capital will accept, as soon as practicable after the Expiration Date, all Old Notes validly tendered and not withdrawn and will issue the New Notes as soon as practicable after acceptance of the Old Notes. Security Capital will be deemed to have accepted validly tendered Old Notes for exchange if and when Security Capital gives oral or written notice of that acceptance to the Exchange Agent. See Instruction 6 below. The Exchange Agent will act as agent for the tendering holders for purposes of receiving New Notes from Security Capital. In all cases, delivery of New Notes in exchange for Old Notes which are tendered and accepted for exchange in the Exchange Offer will be made only after the Exchange Agent receives a confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at the Depository Trust Company ("DTC") (including an Agent's Message). See Instruction 1 below. If any tendered Old Notes are withdrawn or are not accepted for any reason, those Old Notes will be returned without expense to the tendering holder by book-entry transfer to that holder's DTC account as soon as practicable after the expiration or termination of the Exchange Offer.

  Notwithstanding any other provisions of the Exchange Offer, Security Capital will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer by means of a press release or other public announcement, if at any time before the acceptance of Old Notes for exchange or the issuance of New Notes in exchange for those Old Notes, Security Capital determines that the acceptance or issuance would violate applicable law or any interpretation of the staff of the Securities and Exchange Commission (the "Commission"). If the Exchange Offer is amended in a manner determined by Security Capital to constitute a material change, Security Capital will promptly disclose the amendment in a supplement to the Prospectus which will be distributed to the registered holders of Old Notes, and Security Capital will extend the Expiration Date for a period of five to ten business days, depending on the significance of the amendment and the method of delivery to the registered holders, if the Exchange Offer would otherwise expire during that period. The foregoing condition is for the sole benefit of Security Capital and may be asserted by Security Capital regardless of the circumstances giving rise to the condition or may be waived by Security Capital in whole or in part at any time and from time to time in its sole discretion. The failure by Security Capital at any time to assert its rights shall not be deemed a waiver of its rights. See "The Exchange Offer--Conditions to the Exchange" in the Prospectus.

  In addition, Security Capital will not accept for exchange, or issue New Notes in exchange for, any Old Notes if at that time any stop order is threatened or in effect with respect to the registration statement of which the Prospectus forms a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. See "The Exchange Offer--Conditions to the Exchange" in the Prospectus.

  Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to be entitled to all the rights applicable thereto under the Indenture, which relates to both the Old Notes and the New Notes, and any such Old Notes will remain outstanding and continue to accrue interest according to their terms. Any Old Notes not tendered and accepted in the Exchange Offer will remain subject to the existing restrictions on transfer of Old Notes provided in the Old Notes and in the Indenture, and Security Capital will have no further obligations to the holders (other than to the Initial Purchasers) of those Old Notes to provide for their registration under the Securities Act, as those Old Notes will not retain any rights under the Registration Rights Agreement (other than Old Notes which represent an unsold allotment for the offering, dated June 23, 1998, of the Old Notes). In general, the Old Notes may not be offered or sold except pursuant to an exemption from, in a transaction not subject to or in a transaction in compliance with the registration requirements of the Securities Act. Security Capital does not intend to register the Old Notes under the Securities Act. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of Old Notes outstanding, which may have an adverse effect on, and increase the volatility of, the market prices of Old Notes due to a reduction of liquidity. See "The Exchange Offer--Effect on Holders of Old Notes" in the Prospectus.

  The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus, this Letter or the Notice of Guaranteed Delivery should be
directed to the Exchange Agent at                        .

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to Security Capital the principal amount of Old Notes indicated below under "Description of Old Notes," in accordance with and upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, and in this Letter, for the purpose of exchanging each $1,000 principal amount of outstanding Old Notes held by the undersigned and tendered hereby for $1,000 principal amount of corresponding New Notes.

  Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby in accordance with the terms of the Exchange Offer, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, Security Capital all right, title and interest in and to all such Old Notes tendered hereby and accepted for exchange pursuant to the Exchange Offer. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of Security Capital), with respect to the Old Notes tendered hereby and accepted for exchange pursuant to the Exchange Offer with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Old Notes to Security Capital (together with all accompanying evidences of transfer and authenticity) for transfer or cancellation by Security Capital. All authority conferred or agreed to be conferred in this Letter shall not be affected by, and shall survive, the death, bankruptcy or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding on the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

  The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and that, when such Old Notes are accepted for exchange, Security Capital will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Security Capital to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby and accepted for exchange. The undersigned has read and agrees to all of the terms and conditions of the Exchange Offer.

  The undersigned agrees that acceptance of any tendered Old Notes by Security Capital and the issuance of New Notes in exchange therefor shall constitute performance in full by Security Capital of its obligations under the Registration Rights Agreement and that, upon the issuance of such New Notes, Security Capital shall have no further obligations to the undersigned to provide for the registration of those Old Notes under the Securities Act.

  The undersigned understands that the tender of Old Notes pursuant to the procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Old Notes" and "--Guaranteed Delivery Procedures" and in the Instructions hereto shall constitute the undersigned's acceptance of all of the terms and conditions of the Exchange Offer. Security Capital's acceptance for exchange of Old Notes tendered hereby shall constitute a binding agreement between the undersigned and Security Capital upon the terms and subject to the conditions of the Exchange Offer.

  The undersigned acknowledges that Security Capital is making the Exchange Offer in reliance on positions of the Commission staff set forth in certain no-action letters issued to other parties in other transactions. Based on those positions of the Commission staff, Security Capital believes that New Notes issued in the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by each holder thereof (other than a holder which is (i) a broker-dealer, as set forth below, (ii) an Initial Purchaser of Old Notes which acquired Old Notes directly from Security Capital in order to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (iii) an "affiliate" of Security Capital within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that those New Notes are acquired in the ordinary course of that holder's business and that holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of those New Notes within the meaning of the Securities Act or resale of those New Notes in violation of the Securities Act. The undersigned represents to Security Capital that the New Notes being acquired by it in the Exchange Offer are being acquired in the ordinary course of its business and that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of those New Notes within the meaning of the Securities Act or resale of those New Notes in violation of the Securities Act. If the undersigned is a broker-dealer, the undersigned represents that it will receive those New Notes for its own account in exchange for Old Notes which were acquired by it as a result of market-making or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those New Notes; however, by so representing and so delivering a prospectus, the undersigned is not admitting and shall not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 INSTRUCTIONS

  1. BOOK-ENTRY TRANSFER. All tenders of Old Notes must be made by book-entry transfer to the Exchange Agent's DTC account. Any holder of Old Notes which is a DTC participant may use DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes by causing DTC to transfer those Old Notes into the Exchange Agent's account in accordance with DTC's procedures. The Old Notes will be deemed tendered only after the Exchange Agent receives confirmation of the book-entry transfer of the Old Notes into the Exchange Agent's account (including an Agent's Message).

  The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that the participant has received and agrees to be bound by the terms of this Letter and that Security Capital may enforce this Letter against the participant.

  2. GUARANTEED DELIVERY PROCEDURES. If a registered holder of Old Notes wishes to tender those Old Notes and the procedures for book-entry transfer cannot be completed before the Expiration Date, a tender may be effected if
(i) the tender is made through an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including (as those terms are defined therein): (a) a bank;
(b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association which is a participant in a Securities Transfer Association (an "Eligible Institution"); (ii) before 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from that Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Security Capital (by mail, courier, hand delivery or facsimile), setting forth the name and address of the holder of the Old Notes and the principal amount of Old Notes being tendered, stating that the Old Notes are being tendered thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a book-entry confirmation will be received by the Exchange Agent; and (iii) a book-entry confirmation (including an Agent's Message) are received by the Exchange Agent within three NYSE trading days alter the date of execution of the Notice of Guaranteed Delivery.

  If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sian the Notice of Guaranteed Delivery.

  If the Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and, unless waived by Security Capital, submit proper evidence satisfactory to Security Capital of that person's authority to so act.

  THE METHOD OF DELIVERY OF THE NOTICE OF GUARANTEED DELIVERY IS AT THE ELECTION AND RISK OF EACH HOLDER. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. THE NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE SENT TO SECURITY CAPITAL.

  3. BENEFICIAL HOLDERS. Only a registered holder of Old Notes may tender those Old Notes in the Exchange Offer. Any beneficial holder of Old Notes whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender those Old Notes in the Exchange Offer should contact that registered holder promptly and instruct that registered holder to tender those Old Notes. If the beneficial holder wishes to tender directly, the beneficial holder must, prior to tendering Old Notes, make appropriate arrangements to register ownership of those Old Notes in the beneficial holder's name.

  4. WITHDRAWAL RIGHTS. Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent by telegram, telex, facsimile or letter at one of the addresses set forth on the first page of this Letter. Any such notice of withdrawal must specify the name of the holder which tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of the Old Notes), include a statement that the holder is withdrawing its election to have those Old Notes exchanged, and must be signed by the registered holder of the Old Notes or be accompanied by evidence satisfactory to Security Capital that the person withdrawing the tender has succeeded to the registered ownership of those Old Notes. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and must otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by Security Capital, which determinations will be final and binding on all parties. Any Old Notes properly withdrawn will thereafter be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Properly withdrawn Old Notes may be tendered again by following the procedures described under Instructions 1 and 2 above at any time before 5:00 p.m., New York City time, on the Expiration Date.

  5. PARTIAL TENDERS. Tenders of Old Notes will be accepted only in integral multiples of $1,000. If less than the entire principal amount of Old Notes delivered to the Exchange Agent is being tendered, the tendering holder must fill in the principal amount being tendered under "Principal Amount Tendered" below. The entire principal amount of all Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  6. ACCEPTANCE OF TENDERS. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Old Notes for exchange.

  7. TRANSFER TAXES. Security Capital will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or an exemption therefrom is not submitted, the amount of those transfer taxes will be billed directly to the tendering holder.

  8. DETERMINATIONS. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by Security Capital in its sole discretion, which determinations shall be final and binding on all parties. Security Capital reserves the absolute right to reject any or all tenders of Old Notes which are not in proper form or the acceptance of which might, in the judgment of Security Capital or its counsel, be unlawful. Security Capital also reserves the absolute right in its sole discretion to waive any defects, irregularities or conditions of the Exchange Offer with respect to any Old Notes, either before or after the Expiration Date (including the right to waive the ineligibility of any holder which seeks to tender Old Notes in the Exchange Offer). Security Capital's interpretation of the terms and conditions of the Exchange Offer (including this Letter and these Instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as Security Capital determines. Neither Security Capital, the Exchange Agent nor any other person is under any duty to give notification of any defect or irregularity in connection with tenders of Old Notes for exchange or will incur any liability for failure to give any such notification.

  TENDERS OF OLD NOTES OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                           DESCRIPTION OF OLD NOTES
                          (SEE INSTRUCTIONS 1 AND 5)

  The name(s) and address(es) of the registered holder(s) should be printed below, unless a label which sets forth the correct information appears in the appropriate box. The principal amount of Old Notes of each series to which this Letter relates, together with the principal amount of such Old Notes which the undersigned wishes to tender, should be indicated in the appropriate boxes below.



        NAME(S) AND ADDRESS(ES)
        OF REGISTERED HOLDER(S)               OLD NOTES TENDERED
-----------------------------------------------------------------------------
                                                                 PRINCIPAL
                                                               AMOUNT OF OLD
                                                               NOTES TENDERED
                                                   AGGREGATE      (MUST BE
                                                   PRINCIPAL      INTEGRAL
                                                 AMOUNT OF OLD  MULTIPLES OF
                                 SERIES OF NOTES     NOTES        $1,000)
                                   ------------------------------------------
                                    OLD 2005
                                      NOTES
                                   ------------------------------------------
                                    OLD 2007
                                      NOTES
                                   ------------------------------------------
                                    OLD 2028
                                      NOTES


  Name of Tendering Institution: _____________________________________________

  DTC Account Number: ________________________________________________________

  Transaction Code Number: ___________________________________________________

[_]CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF
   TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

  Name(s) of Registered Holder(s): ___________________________________________

  Window Ticket Number (if any): _____________________________________________

  Date of Execution of Notice of Guaranteed Delivery: ________________________

  Name of Institution Which Guaranteed Delivery: _____________________________

[_]CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE OLD NOTES FOR ITS
   OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

  Name: ______________________________________________________________________

  Address: ___________________________________________________________________

  ----------------------------------------------------------------------------

                                PLEASE SIGN HERE


     X    __________________________________________________________

     X    __________________________________________________________
       Signature(s) of Registered Holder(s)                 Date
             or Authorized Signatory

 Area Code and Telephone Number: ___________________________________________

 This box must be signed by registered holder(s) of Old Notes in exactly the name(s) in which such Old Notes are registered on the books of the Trustee. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

 Name(s): __________________________________________________________________

 ---------------------------------------------------------------------------
                                 (Please Print)

 Capacity (full title): ____________________________________________________

 Address(es): ______________________________________________________________

 ---------------------------------------------------------------------------
                                                               (Zip Code)

 Tax Identification or Social Security Number(s): __________________________

 ---------------------------------------------------------------------------